UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Capital Growth Systems, Inc. (the “Company”) received an OTCBB Delinquency Notification dated April 16, 2009 (“Notification”) advising that the registrant is delinquent with respect to the filing of its Annual Report on Form 10-K for the year ended December 31, 2008, which had a filing due date, as extended, of April 15, 2009. The Notification states that, pursuant to NASD Rule 6530, unless the delinquent filing has been received and time stamped by the Commission’s EDGAR system by 5:30 pm on May 18, 2009, the securities of the registrant will not be eligible for quotation on the OTC Bulletin Board and will be removed therefrom effective May 18, 2009.

On April 15, 2009, the Company advised, through a Current Report on Form 8-K, that it was late with respect to the filing of its Form 10-K. The Company continues to work aggressively toward closure of the audit process.

On May 13, 2009, the Company filed a notice of appeal of the outside date for the delisting qualification with the Financial Industry Regulatory Authority (FINRA).

Item 9.01	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
Jim McDevitt
Chief Financial Officer

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